 Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of [_____], 2017 by and among MetaStat, Inc., a Nevada corporation (the “Company”), and the purchasers listed on Exhibit A attached hereto (each a “Purchaser” and collectively, the “Purchasers”), for the purchase and sale of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) by the Purchasers.

RECITALS

WHEREAS, the Company is offering through a private placement (the “Offering”) shares of Common Stock (the “Shares") at $1.15 per share (the “Per Share Purchase Price”) to Purchasers who qualify as “accredited investors”, as such term is defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), using certain non-exclusive registered placement agents (each an “Agent” and collectively the “Agents”);

WHEREAS, the Company and each of the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act;

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE I

Definitions

Section 1.1 Certain Definitions. When used herein, the following terms shall have the respective meanings indicated:

“2016 Company Investor” means a Purchaser in this Offering that is an existing Company shareholder, who subscribed and purchased securities of the Company pursuant to the 2016 Unit Financings.

“2016 Unit Financings” means the 2016 Unit Private Placement and the Additional 2016 Unit Private Placement, in which the Company issued units consisting of shares of Common Stock at $2.00 per share, and the 2016 Unit Warrants.

“2016 Unit Private Placement” means the private placement pursuant of units with closings on May 26, 2016 and June 8, 2016 for an aggregate Original Investment Amount of $495,000, which also includes the exchange of certain Exchange Securities with an Original Investment Amount of $99,000.

“2016 Unit Warrants” means five-year Common Stock purchase warrants of the Company with an initial exercise price of $3.00 per share.

“Additional 2016 Unit Private Placement” means the private placement with closings between August 31, 2016 and October 30, 2016 for an aggregate Original Investment Amount of $2,602,500, which also includes the exchange of certain Exchange Securities with an Original Investment Amount of $3,378,250.

“Additional Shares” means additional shares of Common Stock to be issued for no additional consideration to certain 2016 Company Investors who satisfy the requirements in either Section 2.4(a) or Section 2.4(b) hereof, in an amount equal to 0.425 Additional Shares shall be issued for each Share issued to each 2016 Company Investor in this Offering.

“Board of Directors” means the Company’s board of directors.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the OTCQB (or other principal exchange) is closed or on which banks in the City of New York are required or authorized by law to be closed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“Exchange Securities” means any of the following securities of the Company that were exchanged into the 2016 Unit Financings; (i) Series B Convertible Preferred Stock with an Original Investment Amount of $2,387,250, originally issued between December 31, 2014 and March 31, 2015, (ii) a non-convertible promissory note with an Original Investment Amount of $600,000, originally issued on July 31, 2015, (iii) non-convertible OID promissory notes with an Original Investment Amount of $425,000, originally issued between February 12, 2016 and March 15, 2016 and (iv) cancellation of accounts receivable due to certain Company vendors with an Original Investment Amount of $65,000. In connection with the 2016 Unit Financings, the holders of the Exchange Securities became a party to the applicable subscription agreement entered into with respect to the applicable 2016 Unit Financing.

“Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments due under leases required to be capitalized in accordance with U.S. GAAP.

“Intellectual Property Rights” means all U.S. and foreign patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, if any, and all rights with respect to the foregoing, if any, which are necessary for the conduct of their respective business as now conducted without any conflict with the rights of others, except where the failure to so own or possess would not have a Material Adverse Effect.

“Lien” means, with respect to any Property, any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, tax lien, financing statement, pledge, charge, or other lien, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Material Adverse Effect” means any material adverse effect on the business, operations, properties, or financial condition of the Company and its Subsidiaries, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

“Original Investment Amount” means the amount of capital originally invested in the Company by the 2016 Company Investors pursuant to their initial purchase of securities from the Company. Original Investment Amount shall not include any accrued dividends or interest thereon with respect to the Exchange Securities in connection with the exchange thereof in the 2016 Unit Financings.

“Property” means property and/or assets of all kinds, whether real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto.

“Rule 144” means the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act or any successor provision.

“Securities” means the Shares, Additional Shares, Preferred Shares and Conversion Shares that may be issued pursuant to Section 2.5 herein.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934 (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subsidiary” means any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

“Trading Day” means a day on which the OTCQB is open for trading.

“Transaction Documents” means this Agreement, the Escrow Agreement, and all other, agreements, documents, and other instruments executed and delivered by or on behalf of the Company in connection with the Offering.

“U.S. GAAP” means United States generally accepted accounting principles, applied on a consistent basis, as set forth in (i) opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements of the Financial Accounting Standards Board and (iii) interpretations of the Commission and the Staff of the Commission. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period, except to the extent that new accounting standards have been adopted by such organizations applicable as of the current period.

ARTICLE II

Purchase and Sale of the Shares

Section 2.1 Purchase and Sale of the Securities. Upon the following terms and conditions, the Company is offering to each Purchaser and each Purchase is purchasing from the Company the number of Securities set forth opposite such Purchaser’s name on Exhibit A attached hereto.

Section 2.2 Purchase Price and Closing. Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase the Securities set forth opposite their respective names on Exhibit A attached hereto for an aggregate purchase price of up to Seven Million Dollars ($7,000,000) (the “Purchase Price”). The parties hereto acknowledge and agree that a portion of the Purchase Price may be paid by certain Purchasers converting outstanding indebtedness owed to such Purchasers by the Company as evidenced by a convertible promissory note up to an aggregate principal amount of $1,000,000 held by such Purchasers. The initial closing (the “Initial Closing”) of the purchase and sale of the Securities to be acquired by the Purchasers from the Company under this Agreement shall take place at such time as Purchasers have executed this Agreement, and all of the conditions set forth in Article V hereof and applicable to the Initial Closing shall have been fulfilled or waived in accordance herewith (the “Initial Closing Date”). After the Initial Closing, the Company may conduct any number of additional closings (each, an “Additional Closing” and, together with the Initial Closing, a “Closing”) so long as the final Additional Closing occurs on or before the July 31, 2017, unless mutually extended by the Company and the Agents. Subject to all conditions to Closing have been satisfied or waived, each Closing shall take place at such time and place as the parties shall agree (a “Closing Date”).

Section 2.3 Payment, Escrow Agent, and Obligations of the Escrow Agent.

(a) Each Purchaser’s appropriate Purchase Price (i.e., a purchase price equal to the number of Shares to be purchased by such Purchaser multiplied by the Per Share Purchase Price) as set forth on Exhibit A attached hereto, shall be paid to Signature Bank, as escrow agent for the Company (the “Escrow Agent”), by wire transfer of immediately available funds in U.S. dollars (or in the form of a personal or cashier’s check) in accordance with the wire and delivery instructions attached hereto as Exhibit B. The Purchase Price shall accompany the delivery of the executed Transaction Documents by such Purchaser.

(b) The Purchaser acknowledges and agrees that this Agreement and any other documents delivered in connection herewith will be held by certain Agents on behalf of the Company, and the Purchase Price will be deposited in an escrow account (the “Escrow Account”), held by the Escrow Agent. In the event that this Agreement is not accepted in whole or in part by the Company for whatever reason, this Agreement and any other documents delivered in connection herewith will be returned to the Purchaser by the Agents at the address of the Purchaser as set forth on the Purchaser’s signature page hereto, and any Purchase Price deposited in the Escrow Account shall be returned to the Purchaser by the Escrow Agent in accordance with the payment information provided by the Agent to the Escrow Agent.

(c) The Purchaser agrees that the Escrow Agent shall have no accountability or obligations to the Purchaser whatsoever, and acknowledges that the Escrow Agent is accountable only to the Company and certain Agents. The Purchaser agrees that when the Purchase Price is deposited in the Escrow Account, the Escrow Agent’s only duty shall be to deliver the Purchase Price to the Company or its designees, all solely according to payment instructions submitted jointly by the Company and certain Agents (the “Payment Instructions”), and the Escrow Agent shall require no further instructions from the Purchaser in delivering the same to the Company or its designees. The Escrow Agent shall upon notice of a Closing Date jointly from the Company and certain Agents, release to the Company or its designees the proceeds of the Offering in accordance with the Payment Instructions. In the event the Company rejects the purchase pursuant to this Agreement in whole or in part, the Escrow Agent shall return such Purchaser’s Purchase Price directly to the Purchaser without interest or deduction there from. The proceeds of the Escrow Account shall be distributed in accordance with Section 2.3.

Section 2.4 Additional Shares for 2016 Company Investors.

(a) 2016 Company Investors that invest a Purchase Price in the Offering in an amount that is equal to one hundred percent (100%) of such 2016 Company Investor’s Original Investment Amount shall (i) be issued such number of Additional Shares as set forth next each Purchaser’s name on Exhibit A attached hereto, and (ii) have the exercise price of the 2016 Unit Warrants held by such 2016 Company Investor adjusted (the “Warrant Adjustment”) from $3.00 per share to $2.00 per share (the “2016 Adjusted Warrants”).

(b) 2016 Company Investors that invest a Purchase Price in the Offering that is equal to fifty percent (50%) of such 2016 Company Investor’s Original Investment Amount shall be issued such number of Additional Shares as set forth next each Purchaser’s name on Exhibit A attached hereto.

Section 2.5 Beneficial Ownership Limitation. In the event that a Purchaser would own in excess of 4.99% or 9.99% of the number of shares of the Common Stock outstanding on a Closing Date (as defined herein) after giving effect to the issuance of Securities pursuant to this Agreement on such Closing Date, then, in lieu of purchasing shares of Common Stock, such Purchaser may purchase the number of shares of the Company’s Series A-2 Convertible Preferred Stock (the “Series A-2 Preferred”) set forth on the signature page hereof (the “Preferred Shares”). The shares of Series A-2 Preferred shall have the rights, privileges, preferences and conversion provisions as set forth in the Certificate of Designation of the Series A-2 Preferred Stock (the “Certificate of Designation”), which was filed with the Nevada Secretary of State on October 5, 2016. The shares of Common Stock issuable upon conversion of the Preferred Shares shall be referred to herein as the “Conversion Shares.” In the event a Purchaser acquires Preferred Shares pursuant hereto, then this Agreement, including without limitation, the representations and warranties contained herein, shall apply to the purchase of the Preferred Shares and, accordingly, any reference to “Shares” “Additional Shares,” or “Securities” shall also be deemed to include the Preferred Shares and all Conversion Shares.

ARTICLE III

Representations and Warranties

Section 3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers, as of the date hereof (except as set forth on the Company Disclosure Schedule attached hereto with each numbered Schedule corresponding to the section number herein) and as of each Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), as follows:

(a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect on the Company’s consolidated financial condition.

(b) Corporate Power; Authority and Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement and the other Transaction Documents, and to issue and sell the Securities in accordance with the terms hereof. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) Capitalization. The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of the date hereof is set forth on Schedule 3.1(c) hereto. All of the issued and outstanding shares of the Common Stock have been duly and validly authorized, are fully paid and nonassessable. Except as contemplated by the Transaction Documents or as set forth on Schedule 3.1(c) hereto:

(i) no shares of Common Stock are entitled to preemptive, conversion or other rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company;

(ii) there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company;

(iii) the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities; and

(iv) the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company.

The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied in all material respects with all applicable federal and state securities laws. The Company has furnished or made available to the Purchasers true and correct copies of the Company’s Articles of Incorporation, as amended and in effect on the date hereof (the “Articles”), and the Company’s Bylaws, as amended and in effect on the date hereof (the “Bylaws”). Except as restricted under applicable federal, state, local or foreign laws and regulations, the Transaction Documents, or as set forth on Schedule 3.1(c), no written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company shall limit the payment of dividends on the Company’s Common Stock.

(d) Issuance of Securities, Etc. The Securities to be issued at the Closing have been duly authorized by all necessary corporate action and the Shares, Additional Shares, Preferred Shares and Conversion Shares when paid for or issued in accordance with the terms hereof, will be validly issued and outstanding, fully paid and nonassessable and, immediately after the Closing, the Purchasers will be the owners of all of such securities and have good and valid title to all of such securities, free and clear of all encumbrances, except as may be imposed under federal and state securities laws. When any Conversion Shares are issued in accordance with the terms of the Series A-2 Preferred Stock, such Conversion Shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders will be entitled to all rights accorded to a holder of Common Stock and will be the record and beneficial owners of all of such securities and have good and valid title to all of such securities, free and clear of all encumbrances.

(e) Subsidiaries. Schedule 3.1(e) hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of ownership of each Subsidiary. Each Subsidiary has been duly incorporated or otherwise organized and is validly existing and in good standing in each of their respective jurisdictions of incorporation or organization. Each Subsidiary is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Except as filed as exhibits to the Commission Documents (as defined below), neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary. For the purposes of this Agreement.

(f) Commission Documents, Financial Statements. For the two year period preceding the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”). The Company has not provided to the Purchasers any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than (i) with respect to the transactions contemplated by this Agreement, or (ii) pursuant to a non-disclosure or confidentiality agreement signed by the Purchasers. At the time of the respective filings, the Form 10-K’s and the Form 10-Q’s filed during the two year period preceding the date hereof complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents. The financial statements of the Company included in the Commission Documents (the “Financial Statements”) complied as of their respective filing dates as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. The Financial Statements have been prepared in accordance U.S. GAAP during the periods involved (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g) No Material Adverse Effect. Since February 28, 2017, neither the Company nor any Subsidiary has experienced or suffered any Material Adverse Effect.

(h) No Undisclosed Liabilities. Other than as disclosed on Schedule 3.1(h) or set forth in the Commission Documents, neither the Company nor the Subsidiary has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s business since February 28, 2017 and those which, individually or in the aggregate, do not have a Material Adverse Effect.

(i) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or any Subsidiary or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(j) Indebtedness. The Financial Statements set forth all outstanding secured and unsecured Indebtedness of the Company on a consolidated basis, or for which the Company or any Subsidiary have commitments as of the date of Financial Statements or any subsequent period that would require disclosure. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness which, individually or in the aggregate, would have a Material Adverse Effect.

(k) Title to Assets. Each of the Company and its Subsidiaries has good and marketable title to (i) all properties and assets purportedly owned or used by them as reflected in the Financial Statements, (ii) all properties and assets necessary for the conduct of their business as currently conducted, and (iii) all of the real and personal property reflected in the Financial Statements free and clear of any Lien. All leases are valid and subsisting and in full force and effect.

(l) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company or any Subsidiary (i) which questions the validity of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto or (ii) involving any of their respective properties or assets. To the knowledge of the Company, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any of their respective executive officers or directors in their capacities as such.

(m) Compliance with Law. The Company and each Subsidiary have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of their respective business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(n) No Violation of Law. The business of the Company and each Subsidiary is not being conducted in violation of any federal, state, local or foreign governmental laws, or rules, regulations and ordinances of any of any governmental entity, except for possible violations which singularly or in the aggregate could not reasonably be expected to have a Material Adverse Effect. The Company is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue and sell the Securities in accordance with the terms hereof or thereof (other than (x) any consent, authorization or order that has been obtained as of the date hereof, (y) any filing or registration that has been made as of the date hereof or (z) any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing).

(o) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a Lien or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any Property or asset of the Company or any of its subsidiaries are bound or affected, provided, however, that, excluded from the foregoing in all cases are such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(p) Taxes. The Company and each Subsidiary, to the extent its applicable, has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the consolidated financial statements of the Company for all current taxes and other charges to which the Company or any Subsidiary, if any, is subject and which are not currently due and payable. None of the federal income tax returns of the Company have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal, state or foreign) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

(q) Certain Fees. Except as set forth on Schedule 3.1(q) hereto, no brokers fees, finders’ fees or financial advisory fees or commissions will be payable by the Company with respect to the transactions contemplated by this Agreement and the other Transaction Documents.

(r) Intellectual Property. Each of the Company and its Subsidiaries owns or has the lawful right to use all Intellectual Property Rights. The Company has not received a written notice that any of the Intellectual Property Rights used by the Company violates or infringes upon the rights of any person. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any person that the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of another. To the Company’s knowledge, there is no existing infringement by another person of any of the Intellectual Property Rights that would have or would reasonably be expected to have a Material Adverse Effect. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s) Books and Records; Internal Accounting Controls. The books and records of the Company and each Subsidiary accurately reflect in all material respects the information relating to the business of the Company and the Subsidiaries. Except as disclosed on Schedule 3.1(s), the Company and each Subsidiary maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset and liability accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.

(t) Material Agreements. Any and all written or oral contracts, instruments, agreements, commitments, obligations, plans or arrangements, the Company and each Subsidiary is a party to, that a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 (collectively, the “Material Agreements”) if the Company or any Subsidiary were registering securities under the Securities Act has previously been publicly filed with the Commission in the Commission Documents. Each of the Company and the Subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and are not in default under any Material Agreement now in effect the result of which would cause a Material Adverse Effect.

(u) Transactions with Affiliates. Except as set forth in the Financial Statements or in the Commission Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company or any Subsidiary on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its Subsidiaries, or any person owning any capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

(v) Securities Act of 1933. Assuming the accuracy of the representations of the Purchasers set forth in Section 3.2 hereof, the Company has complied with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities in violation of the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the shares of Common Stock.

(w) Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), including the filing of a Form D, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Securities or for the performance by the Company of its obligations under the Transaction Documents.

(x) Employees. Except as disclosed on Schedule 3.1(x), neither the Company nor any Subsidiary has any collective bargaining arrangements covering any of its employees. Except as disclosed in the Commission Documents, Schedule 3.1(x) sets forth a list of the employment contracts, agreements regarding proprietary information, non-competition agreements, non-solicitation agreements, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company. Since February 28, 2017, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, would have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

(y) Absence of Certain Developments. Except as disclosed on Schedule 3.1(y), since February 28, 2017, neither the Company nor the Subsidiaries have:

(i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

(ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company’s or such Subsidiary’s business;

(iii) discharged or satisfied any Lien or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(iv) declared or made any payment or distribution of cash or other Property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

(vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or Intellectual Property Rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

(vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix) made capital expenditures or commitments therefor that aggregate in excess of $100,000;

(x) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

(xi) made charitable contributions or pledges in excess of $10,000;

(xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

(xiv) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its subsidiaries; or

(xv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

(z) Investment Company Act. The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Securities, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(aa) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering and/or sale of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, nor will the Company or any of its affiliates take any action or steps that would cause the Offering and/or sale of the Securities to be integrated with other offerings.

(bb) Sarbanes-Oxley Act. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder, that are effective and for which compliance by the Company is required as of the date hereof. The Company has established disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(cc) Shell Company Status. The Company is not currently an issuer identified in Securities Act Rule 144(i)(1).

(dd) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from the OTCQB to the effect that the Company is not in compliance with the listing or maintenance requirements of the OTCQB. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements

(ee) Use of Proceeds. Except as disclosed on Schedule 3.1(ee), the Company hereby covenants to use the net proceeds received from the Offering for (i) research and development activities primarily related to the Company’s therapeutic and companion diagnostic technologies, (ii) working capital and other general corporate purposes, and (iii) the repayment of outstanding convertible indebtedness with an aggregate principal amount of $1 million plus accrued and unpaid interest thereon.

Section 3.2 Representations and Warranties of Each of the Purchasers. Each Purchaser, severally and not jointly with the other Purchasers, hereby makes the following representations and warranties to the Company as of the date hereof, with respect solely to itself and not with respect to any other Purchaser:

(a) Organization and Good Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Authorization and Power. Such Purchaser has the requisite power and authority to enter into and perform this Agreement and each of the other Transaction Documents to which such Purchaser is a party and to purchase the Securities, being sold to it hereunder. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which such Purchaser is a party by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate, partnership or limited liability company action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, partners, members, or managers, as the case may be, is required. This Agreement and each of the other Transaction Documents to which such Purchaser is a party has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with the terms hereof.

(c) No Conflicts. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which such Purchaser is a party and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser’s charter documents, bylaws, operating agreement, partnership agreement or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or any other Transaction Document to which such Purchaser is a party or to purchase the Securities in accordance with the terms hereof, provided, that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d) Status of Purchasers. Such Purchaser is an “accredited investor” as defined in Regulation D under the Securities Act and as set forth on the questionnaire (the “Confidential Private Purchaser Questionnaire”) attached hereto as Exhibit D and made part hereof. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer, nor an affiliate of a broker-dealer, unless indicated on such Confidential Private Purchaser Questionnaire.

(e) Acquisition for Investment. Such Purchaser is acquiring the Securities solely for its own account for the purpose of investment and not with a view to or for sale in connection with a distribution. Such Purchaser does not have a present intention to sell the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition. Each Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Securities and that it has been given full access to such records of the Company and to the officers of the Company and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

(f) Opportunities for Additional Information. Such Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company.

(g) No General Solicitation. Such Purchaser acknowledges that the Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(h) Rule 144. Such Purchaser understands that the Shares, Additional Shares, Preferred Shares and Conversion Shares must be held indefinitely unless such Shares, Additional Shares, Preferred Shares and Conversion Shares are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such Purchaser is familiar with Rule 144 and that such person has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Shares, Additional Shares, Preferred Shares and Conversion Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(i) General. Such Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities.

(j) Independent Investment. Except as may be disclosed in any filings with the Commission by the Purchasers under Section 13 and/or Section 16 of the Exchange Act, no Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Shares purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Securities.

(k) Brokers. Other than as may be set forth on Schedule 3.1(ee) hereto, no Purchaser has any knowledge of any brokerage or finder’s fees or commissions that are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person or entity with respect to the transactions contemplated by this Agreement.

(l) No Short Sales. The Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any Short Sales (as defined below), of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any Agent representing the Company setting forth the material terms of the transactions contemplated by this Agreement and ending immediately following the public dissemination of the Press Release (as defined below).

(m) Company’s Business. The Purchaser understands and acknowledges that the precise nature of the Company’s operations, use of proceeds, capital needs, and other factors inherent in the Company’s business can be expected to change from time to time.

(n) Confidential Information. Such Purchaser agrees that such Purchaser and its employees, agents and representatives will keep confidential and will not disclose, divulge or use (other than for purposes of monitoring its investment in the Company) any confidential information which such Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement, unless such information is known to the public through no fault of such Purchaser or his or its employees or representatives; provided, however, that a Purchaser may disclose such information (i) to its attorneys, accountants and other professionals in connection with their representation of such Purchaser in connection with such Purchaser’s investment in the Company, (ii) to any prospective permitted transferee of the Preferred Shares, so long as the prospective transferee agrees to be bound by the provisions of this Section 3.2(n), or (iii) to any general partner or affiliate of such Purchaser.

ARTICLE IV

Covenants

The Company covenants with each of the Purchasers as follows, which covenants are for the benefit of the Purchasers and their permitted assignees (as defined herein).

Section 4.1 Securities Compliance. The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents, including filing a Form D with respect to the Securities as required under Regulation D and applicable “blue sky” laws, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchasers or subsequent holders.

Section 4.2 Compliance with Laws. The Company shall comply, and cause each Subsidiary to comply in all respects, with all applicable laws, rules, regulations and orders, except for such non-compliance which singularly or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Section 4.3 Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with U.S. GAAP consistently applied, reflecting all financial transactions of the Company and each Subsidiary.

Section 4.4 Reservation of Shares. So long as any of the Preferred Shares remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock needed to provide for the issuance of the Conversion Shares.

Section 4.5 Disclosure of Transaction. The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the “Press Release”) as soon as practicable after the Initial Closing of the Offering. The Company shall also file with the Commission, a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement and other Transaction Documents) within four (4) Business Days following the Initial Closing Date of the Offering.

Section 4.6 Disclosure of Material Information. The Company and the Subsidiaries covenant and agree that neither it nor any other person acting on its or their behalf has provided or, from and after the filing of the Press Release, will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information (other than with respect to the transactions contemplated by this Agreement), unless prior thereto such Purchaser shall have executed a specific written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenants in effecting transactions in securities of the Company. Unless otherwise agreed to by the applicable parties, at the time of the filing of the Press Release, no Purchaser shall be in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the Press Release. The Company shall not disclose the identity of any Purchaser in any filing with the Commission except as required by the rules and regulations of the Commission thereunder.

Section 4.7 Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of the Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of the Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided, that a Purchaser and its pledgee shall be required to comply with the provisions of Article VI hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. At a Purchaser’s expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Purchaser, in accordance with applicable laws relating to the transfer of the securities.

Section 4.8 No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Securities being offered or sold hereunder) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act.

Section 4.9 SEC Reports. If the Common Stock is not registered under Section 12(b) or 12(g) of the Exchange Act on the date hereof, the Company agrees to cause the Common Stock to be registered under Section 12(g) of the Exchange Act on or before the sixtieth (60th) calendar day following the date hereof. Until the time that no Purchaser owns Securities, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

ARTICLE V

CONDITIONS

Section 5.1 Conditions Precedent to the Obligation of the Company to Sell the Securities. The obligation hereunder of the Company to issue and sell the Securities to the Purchasers is subject to the satisfaction or waiver, at or before each Closing, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of Each Purchaser’s Representations and Warranties. Each of the representations and warranties of each Purchaser in this Agreement and the other Transaction Documents that are qualified by materiality or by reference to any Material Adverse Effect shall be true and correct in all respects, and all other representations and warranties shall be true and correct in all material respects, as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all respects as of such date.

(b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Delivery of Purchase Price. The Purchase Price for the Shares being paid for in cash shall have been delivered to the Escrow Account in accordance with the instructions provided herein.

(e) Delivery of Transaction Documents. The Transaction Documents to which the Purchasers are parties shall have been duly executed and delivered by the Purchasers to the Company.

Section 5.2 Conditions Precedent to the Obligation of the Purchasers to Purchase the Shares. The obligation hereunder of each Purchaser to acquire and pay for the Shares is subject to the satisfaction or waiver, at or before each Closing, of each of the conditions set forth below. These conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion.

(a) Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents that are qualified by materiality or by reference to any Material Adverse Effect shall be true and correct in all respects, and all other representations and warranties shall be true and correct in all material respects, as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all respects as of such date.

(b) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

(c) Necessary Consents. The Company shall have received all necessary consents to perform the transaction contemplated by this Agreement and the Transaction Documents, including the written consent from the holders of a majority of the outstanding shares of the Company’s Series B Preferred Stock in connection with the Warrant Adjustment.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f) Certificates. Promptly following each Closing, the Company shall deliver to the Purchasers the certificates for the Shares, and as the case may be, the Additional Shares, Preferred Shares and evidence of the Warrant Adjustment for such Purchasers 2016 Adjusted Warrants being acquired by such Purchaser at the Closing to such address set forth next to each Purchaser’s name on Exhibit A attached hereto with respect to such Closing.

(g) Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 3.1(b) hereof in a form reasonably acceptable to such Purchaser.

(h) No Suspensions of Trading in Common Stock. The Common Stock shall not have been suspended, as of the Closing Date, by the Commission or the OTCQB from trading on the OTCQB nor shall suspension by the Commission or the OTCQB have been threatened, as of the Closing Date, either (A) in writing by the Commission or the OTCQB or (B) by falling below the minimum listing maintenance requirements of the OTCQB.

(i) Officer’s Certificate. The Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of each Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of each Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 5.2 as of each Closing Date.

(j) Delivery of Transaction Documents. The Transaction Documents to which the Company is a party shall have been duly executed and delivered by the Company to the Purchasers.

(k) Legal Opinions. The Purchasers shall have received opinions, each dated as of Closing Date, from Loeb & Loeb, LLP and Sherman & Howard LLC, in form and substance satisfactory to the Purchasers.

ARTICLE VI

Stock Certificate Legend

Section 6.1 Legend.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.7, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b) Each certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

(c) The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

(d) So long as the Company has received written representations from such Purchaser as reasonably requested by the Company in connection with such legend removal (which shall not include representations with respect to the sale of any securities), certificates evidencing the Shares, Additional Shares and Conversion Shares shall not contain any legend (including the legend set forth in Section 6.1(b) hereof), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares, Additional Shares and Conversion Shares pursuant to Rule 144, (iii) if such Shares, Additional Shares and Conversion Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to its transfer agent promptly after the effective date of any registration statement filed in connection with this Agreement if required by its transfer agent to effect the removal of the legend hereunder, subject to the Company receiving written representations from such Purchaser as reasonably requested by the Company in connection with such legend removal (which shall not include representations with respect to the sale of any securities). If such Shares, Additional Shares and Conversion Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if the Shares, Additional Shares and Conversion Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares, Additional Shares and Conversion Shares or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Shares, Additional Shares and Conversion Shares shall be issued free of all legends, subject to the Company receiving written representations from such Purchaser as reasonably requested by the Company in connection with such legend removal (which shall not include representations with respect to the sale of any securities). The Company agrees that following the effective date of any registration statement filed in connection with this Agreement or at such time as such legend is no longer required under this Section 6.1(d), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or its transfer agent of a certificate representing Shares, Additional Shares and Conversion Shares, as the case may be, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends, subject to the Company receiving written representations from such Purchaser as reasonably requested by the Company in connection with such legend removal (which shall not include representations with respect to the sale of any securities). The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 6.1(d). Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.

(e) In addition to such Purchaser’s other available remedies, subject to the Company receiving written representations from such Purchaser as reasonably requested by the Company in connection with such legend removal (which shall not include representations with respect to the sale of any securities), the Company shall pay to a Purchaser, in cash, if the Company fails to (i) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such Purchaser that is free from all restrictive and other legends or (ii) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Underlying Shares that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Underlying Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

(f) Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 6.1(f) is predicated upon the Company’s reliance upon this understanding and is subject to the Company receiving written representations from such Purchaser as reasonably requested by the Company in connection with such legend removal (which shall not include representations with respect to the sale of any securities).

(g) At any time during the period commencing from the six (6) month anniversary of the date of this Agreement, if the Company shall fail for any reason to satisfy the current public information requirements under Rule 144(c) (a “Public Information Failure”), then, in addition to each Purchaser’s other available remedies, the Company shall pay to each Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to one quarter of one percent (0.25%) of the aggregate Purchase Price of each such Purchaser’s Securities on the day of a Public Information Failure and such amount on each day thereafter until the date such Public Information Failure is cured. The payments to which a Purchaser shall be entitled pursuant to this Section 6.1(f) are referred to herein as “Public Information Failure Payments.” For purposes hereof, a “Public Information Failure” shall not be deemed to have occurred or be continuing during any Rule 12b-25 extension period for any annual, quarterly or other report required to be filed by the Company with the Commission unless a Purchaser is not permitted to sell Common Stock pursuant to Rule 144, Company Counsel will not provide any required Rule 144 legal opinions, or an effective registration statement is not available during such extension period. Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred, and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of one half of one percent (0.50%) per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

ARTICLE VII

Indemnification

Section 7.1 General Indemnity. The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, managers, partners, members, shareholders, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchasers as a result of any breach of the representations, warranties or covenants made by the Company herein. Each Purchaser severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Company as a result of any breach of the representations, warranties or covenants made by such Purchaser herein. The maximum aggregate liability of each Purchaser pursuant to its indemnification obligations under this Article VII shall not exceed the portion of the Purchase Price paid by such Purchaser hereunder. In no event shall any Indemnified Party (as defined below) be entitled to recover consequential or punitive damages resulting from a breach or violation of this Agreement.

Section 7.2 Indemnification Procedure. Any party entitled to indemnification under this Article VII (an “Indemnified Party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VII except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an Indemnified Party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the Indemnified Party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. In the event that the indemnifying party advises an Indemnified Party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The Indemnified Party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party, which relates to such action or claim. The indemnifying party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall be liable for any settlement if the indemnifying party is advised of the settlement but fails to respond to the settlement within thirty (30) days of receipt of such notification. Notwithstanding anything in this Article VII to the contrary, the indemnifying party shall not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the Indemnified Party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VIII

Miscellaneous

Section 8.1 Fees and Expenses. Except as otherwise set forth in this Agreement and the other Transaction Documents, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

Section 8.2 Specific Enforcement; Consent to Jurisdiction.

(a) The Company and the Purchasers acknowledge and agree that irreparable damage may occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties may be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b) Each of the Company and the Purchasers (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchasers consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 8.2 shall affect or limit any right to serve process in any other manner permitted by law. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Section 8.3 Entire Agreement; Amendment. This Agreement and the other Transaction Documents contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor any of the Purchasers makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement nor any of the Transaction Documents may be waived or amended other than by a written instrument signed by the Company and the holders of over fifty percent (50%) of the Shares then outstanding (the “Majority Holders”), and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.

Section 8.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via electronic mail (“Email”) at the Email address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via Email at the Email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

Section 8.5 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 8.6 Headings. The section headings contained in this Agreement (including, without limitation, section headings and headings in the exhibits and schedules) are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

Section 8.7 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Purchasers, as applicable, provided, however, that, subject to federal and state securities laws and as otherwise provided in the Transaction Documents, a Purchaser may assign its rights and delegate its duties hereunder in whole or in part (i) to a third party acquiring all or substantially all of its Securites in a private transaction or (ii) to an affiliate, in each case, without the prior written consent of the Company or the other Purchasers, after notice duly given by such Purchaser to the Company provided, that no such assignment or obligation shall affect the obligations of such Purchaser hereunder and that such assignee agrees in writing to be bound, with respect to the transferred securities, by the provisions hereof that apply to the Purchasers. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Section 8.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 8.10 Survival. The representations and warranties of the Company and the Purchasers shall survive the execution and delivery hereof and the Closing hereunder for a period of one (1) year following the Closing Date.

Section 8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

Section 8.12 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchasers without the consent of the Purchasers unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

Section 8.13 Severability. The provisions of this Agreement and the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement or the Transaction Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the Transaction Documents and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 8.14 Further Assurances. From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Shares, the Additional Shares, the Preferred Shares, the Conversion Shares, the Warrant Adjustment, and the other Transaction Documents.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

METASTAT, INC.	Address for Notice:
By:__________________________________________ Name: Title: With a copy to (which shall not constitute notice):
MetaStat, Inc.
27 Drydock Ave., 2nd Floor
Boston, MA 02210
Attention: Douglas A. Hamilton, CEO
Telephone No.: (617) 531-6500
Facsimile No. (646) 304-7086
Email: dhamilton@metastat.com
With an Email copy to: dschneiderman@metastat.com

Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Attention: David J. Levine, Esq. Telephone No.: 212-407-4923 Facsimile No.: 212-818-1184 Email: dlevine@loeb.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASERS FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________

Signature of Authorized Signatory of Purchaser: ________________________

Name of Authorized Signatory: ________________________

Title of Authorized Signatory: ________________________

Purchaser’s Tax I.D. or Social Security Number: ________________________

Email Address of Authorized Signatory: ________________________

Phone Number of Authorized Signatory: ________________________

Address for Notice to Purchaser:

________________________

________________________

________________________

Address for Delivery of Securities to Purchaser (if not same as address for notice):

________________________

________________________

________________________

Purchase Price: $_______________________

2016 Company Investors (mark selection):

__ 100% of Original Investment Amount pursuant to Section 2.4(a); or

__ 50% of Original Investment Amount pursuant to Section 2.4(b).

[PURCHASER SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

EXHIBIT A
TO THE SECURITIES PURCHASE AGREEMENT

LIST OF PURCHASERS

Close and Closing Date: [______]

Name and Address of Purchasers	Purchase Price	Number of Securities Purchased

[_____]	$[_____]	Shares: [_____] Additional Shares: [_____] Preferred Shares: [_____] 2016 Adjusted Warrants: [_____]

EXHIBIT B
TO THE SECURITIES PURCHASE AGREEMENT

ESCROW WIRE INSTRUCTIONS

EXHIBIT C
TO THE SECURITIES PURCHASE AGREEMENT

FORM OF ESCROW AGREEMENT

EXHIBIT D
TO THE SECURITIES PURCHASE AGREEMENT

CONFIDENTIAL PRIVATE PURCHASER QUESTIONNAIRE

D-1